AMENDMENT NO. 1 TO THE

MMC ENERGY, INC.

2006 EQUITY INCENTIVE PLAN

W I T N E S S E T H:

WHEREAS, Section 16 of the MMC Energy, Inc. 2006 Equity Incentive Plan (the “Plan”) authorizes the Board of Directors (the “Board”) of MMC Energy, Inc., a Delaware corporation (the “Corporation”), to amend the Plan at any time; and

WHEREAS, the Board now finds it desirable and in the best interests of the Corporation to increase the number of shares of common stock of the Corporation, par value $0.01 per share (“Common Stock”), authorized for issuance under the Plan by 3,000,000 shares,

NOW, THEREFORE, the Plan is amended, effective as of September 20, 2006, as follows:

First and Only Change

The first sentence of Section 4 of the Plan is amended in its entirety to read as follows (revisions are indicated by underscoring):

“Subject to Section 14 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 5,000,000 shares of Company Stock, which may be authorized but un-issued shares, or shares held in the Company’s treasury, or shares purchased from stockholders expressly for use under the Plan.”

IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed by its duly authorized officers this 22 day of September, 2006.

ATTEST:		MMC ENERGY, INC.

By:	/s/ Martin V. Quinn	By:	/s/ Denis G. Gagnon